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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 10, 1996, relating to the consolidated financial statements of VTEL Corporation as of December 31, 1994 and 1995 and July 31, 1996 and for each of the three years in the period ended December 31, 1995 and the seven months ended July 31, 1996, which appears in VTEL Corporation's Annual Report on Form 10-K for the transition period from January 1, 1996 through July 31, 1996 (the "Form 10-K"). We also consent to the application of such report to the Financial Statement Schedules for each of the three years in the period ended December 31, 1995 and the seven months ended July 31, 1996 listed under Item 8 of the Form 10-K when such schedules are read in conjunction with the consolidated financial statements referred to in our report. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP
Austin, Texas
September 2, 1997